Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 20, 2026
FOR MORE INFORMATION CONTACT:
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Amy Yuhn, Executive Vice President, Communications
(847) 939-9591
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record net income of $823.8 million, or $11.40 per diluted common share, for the year ended December 31, 2025 compared to net income of $695.0 million, or $10.31 per diluted common share for 2024. Pre-tax, pre-provision income (non-GAAP) for the year ended December 31, 2025 totaled a record $1.2 billion, compared to $1.0 billion for 2024.

The Company reported record quarterly net income of $223.0 million, or $3.15 per diluted common share, for the fourth quarter of 2025, compared to net income of $216.3 million, or $2.78 per diluted common share for the third quarter of 2025. Pre-tax, pre-provision income (non-GAAP) for the fourth quarter of 2025 totaled a record $329.8 million, as compared to $317.8 million for the third quarter of 2025.

Timothy S. Crane, President and Chief Executive Officer, commented, “We are pleased with our strong 2025 results, including the 19% improvement in net income. Throughout the year, we leveraged our unique position in the markets we serve to achieve robust growth in both loans and deposits. Wintrust ended the year with solid momentum evidenced by record net income, record net interest income, a stable net interest margin and strong balance sheet growth.”

Additionally, Mr. Crane noted, “Net interest margin in the fourth quarter remained within our expected range, improving by four basis points to 3.54%. The improvement in net interest margin, coupled with strong average earning asset growth, supported record net interest income in the fourth quarter of 2025. As we look ahead, we remain encouraged by the outlook and believe that a relatively stable net interest margin, combined with continued balance sheet growth, positions us well to deliver net interest income expansion in future quarters.”

Highlights of the fourth quarter of 2025:
Comparative information to the third quarter of 2025, unless otherwise noted

•Total loans increased by $1.0 billion, or 8% annualized.
•Total deposits increased by $1.0 billion, or 7% annualized.
•Total assets increased by $1.5 billion, or 9% annualized.
•Net interest income increased to $583.9 million in the fourth quarter of 2025, up $16.9 million from $567.0 million in the third quarter of 2025, driven by improvement in net interest margin and strong average earning asset growth.
◦Net interest margin increased to 3.52% (3.54% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2025.
•Non-interest income was impacted by the following:
◦Net gains on investment securities totaled $1.5 million in the fourth quarter of 2025, compared to net gains of $3.0 million in the third quarter of 2025.
•Provision for credit losses totaled $27.6 million in the fourth quarter of 2025, compared to a provision for credit losses of $21.8 million in the third quarter of 2025.
•Net charge-offs totaled $21.8 million, or 17 basis points of average total loans on an annualized basis, in the fourth quarter of 2025 down from $24.6 million, or 19 basis points of average total loans on an annualized basis, in the third quarter of 2025.

•Non-performing loans totaled $185.8 million and comprised 0.35% of total loans at December 31, 2025, as compared to $162.6 million and 0.31% of total loans at September 30, 2025.

Mr. Crane noted, “We continued our consistent, strong loan growth as loans increased $1.0 billion, or 8% on an annualized basis in the fourth quarter of 2025. Loan pipelines remain strong and we remain disciplined in our evaluation of credit opportunities, ensuring that loan growth aligns with our conservative credit standards. Strong deposit growth totaled $1.0 billion, or 7% on an annualized basis, in the fourth quarter of 2025. Our loan growth was funded by deposit growth in the fourth quarter of 2025 resulting in a stable loans-to-deposits ratio”

Commenting on credit quality, Mr. Crane stated, “Disciplined credit management, supported by persistent and thorough portfolio reviews, continues to drive positive outcomes through early identification and resolution of problem credits. We continue to be conservative and disciplined in our underwriting to maintain our strong credit standards. We believe the Company’s reserves are appropriate and we remain committed to sustaining high credit quality as evidenced by our low levels of net charge-offs and non-performing loans as well as our core loan allowance for credit losses of 1.32%.”

In summary, Mr. Crane concluded, “We believe our record fourth quarter and full year financial results highlight the strength of our differentiated business model that allows us to deliver sophisticated solutions with the personalized service, expertise and local decision making that our customers value. We remain focused on delivering disciplined and strategic organic growth that enhances our franchise in our core markets and specialty businesses while generating long-term value for our shareholders.”

* * *

The graphs shown on pages 3-8 illustrate certain financial highlights of the fourth quarter of 2025 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$250
$225
$200
$175
$150
$125
$100
$75
$185.4
$189.0
$195.5
$216.3
$223.0
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$340
$320
$300
$280
$260
$240
$220
$200
$180
$270.1
$277.0
$289.3
$317.8
$329.8
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q4 2025 compared to Q3 2025
$ in Millions
$350
$325
$300
$275
$250
$317.8
$16.9
$2.2
$(1.8)
$(1.5)
$0.7
$(2.9)
$5.2
$(1.9)
$(4.9)
$329.8
Q3 2025
Net Interest Income
Wealth Management Revenue
Mortgage Banking
Gains (losses) on investment securities, net
All Other Non-Interest Income
Salaries and Employee Benefits
Advertising and Marketing
OREO Expenses, Net
All Other Non-Interest Expense
Q4 2025

Net Interest Income and Net Interest Margin ("NIM")
$ in Millions
$600
$550
$500
$450
$400
$350
$300
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$525.1
$526.5
$546.7
$567.0
$583.9
3.51%
3.56%
3.54%
3.50%
3.54%
3.49%
3.54%
3.52%
3.48%
3.52%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
NIM (GAAP)
NIM, fully taxable-equivalent (non-GAAP)
Net Interest Income

Net Income
10 Year Compound Annual Growth Rate ("CAGR") of 18%
$ in Millions
$900.0
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$156.7
$206.9
$257.7
$343.2
$355.7
$293.0
$466.2
$509.7
$622.6
$695.0
$823.8
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

• Book Value per Common Share - 10 Year CAGR of 9%
• Tangible Book Value per Common Share (non-GAAP) - 10 Year CAGR of 10%
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$43.42
$47.11
$50.96
$55.71
$61.68
$65.24
$71.62
$72.12
$81.43
$89.21
$102.03
$33.17
$37.08
$41.68
$44.67
$49.70
$53.23
$59.64
$61.00
$70.33
$75.39
$88.66
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Book value per common share
Tangible book value per common share (non-GAAP)

• Stock Price - 10 Year CAGR of 11%

• Common Stock Dividends Paid - 10 Year CAGR of 16%

$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
$3.00
$2.00
$1.00
$0.00
$48.52
$72.57
$82.37
$66.49
$70.90
$61.09
$90.82
$84.52
$92.75
$124.71
$139.82
$0.44
$0.48
$0.56
$0.76
$1.00
$1.12
$1.24
$1.36
$1.60
$1.80
$2.00
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Market price per common share
Cash dividends declared per common share

Total Assets
10 Year CAGR of 12%
$ in Billions
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$22.9
$25.7
$27.9
$31.2
$36.6
$45.1
$50.1
$52.9
$56.3
$64.9
$71.1
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Total Loans
10 Year CAGR of 12%
$ in Billions
$60.0
$55.0
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$17.3
$19.8
$21.6
$23.8
$26.8
$32.1
$34.8
$39.2
$42.1
$48.1
$53.1
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Total Deposits
10 Year CAGR of 12%
$ in Billions
$60.0
$55.0
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$18.6
$21.7
$23.2
$26.1
$30.1
$37.1
$42.1
$42.9
$45.4
$52.5
$57.7
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Non-Performing Assets as a percentage of Total Assets
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.56%
0.50%
0.47%
0.44%
0.36%
0.32%
0.16%
0.21%
0.27%
0.30%
0.29%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Net Charge-Offs as a percentage of Average Total Loans
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.12%
0.09%
0.07%
0.09%
0.20%
0.13%
0.06%
0.06%
0.11%
0.21%
0.14%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $1.5 billion in the fourth quarter of 2025 compared to the third quarter of 2025. Total loans increased by $1.0 billion compared to the third quarter of 2025. The increase in loans was driven primarily by growth across most major loan categories.

Total liabilities increased by $1.3 billion in the fourth quarter of 2025 compared to the third quarter of 2025, driven by a $1.0 billion increase in total deposits. Strong organic deposit growth in the fourth quarter of 2025 was driven by our diverse deposit product offerings. Non-interest bearing deposit balances represented 20% of total deposits and have remained stable in recent quarters. The Company's loans-to-deposits ratio ended the quarter at 92.0%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the fourth quarter of 2025, net interest income totaled $583.9 million, an increase of $16.9 million compared to the third quarter of 2025. The $16.9 million increase in net interest income in the fourth quarter of 2025 was driven by net interest margin improvement and average earning asset growth of $1.1 billion, or 7% annualized.

Net interest margin was 3.52% (3.54% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2025, up four basis points compared to the third quarter of 2025. The yield on earning assets declined 14 basis points during the fourth quarter of 2025 primarily due to a 17 basis point decrease in loan yields. Funding cost on interest-bearing deposits decreased by 25 basis points compared to the third quarter of 2025, which more than offset the reduction in loan yields. The net free funds contribution in the fourth quarter of 2025 declined six basis points compared to the third quarter of 2025.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $460.5 million as of December 31, 2025, a slight increase from $454.6 million as of September 30, 2025. A provision for credit losses totaling $27.6 million was recorded for the fourth quarter of 2025 compared to $21.8 million recorded in the third quarter of 2025. The provision for credit losses recognized in the fourth quarter of 2025 reflects stable credit quality and a mostly stable macroeconomic forecast. However, given future economic performance remains uncertain, qualitative additions were made to the provision related to credit spreads and equity market valuations. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of December 31, 2025, September 30, 2025, and June 30, 2025 is shown on Table 12 of this report.

Net charge-offs totaled $21.8 million in the fourth quarter of 2025, a decrease of $2.8 million compared to $24.6 million of net charge-offs in the third quarter of 2025. Net charge-offs as a percentage of average total loans were 17 basis points in the fourth quarter of 2025 on an annualized basis compared to 19 basis points on an annualized basis in the third quarter of 2025. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s loan portfolio delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets and non-performing loans increased slightly compared to prior quarter but stayed within the range experienced at the end of the prior three quarters of 2025. Non-performing assets totaled $206.6 million and comprised 0.29% of total assets as of December 31, 2025, as compared to $187.5 million, or 0.27% of total assets, as of September 30, 2025. Non-performing loans totaled $185.8 million and comprised 0.35% of total loans at December 31, 2025, as compared to $162.6 million and 0.31% of total loans at September 30, 2025. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Non-interest income totaled $130.4 million in the fourth quarter of 2025, decreasing $0.4 million, compared to $130.8 million in the third quarter of 2025.

Wealth management revenue increased by approximately $2.2 million in the fourth quarter of 2025, compared to the third quarter of 2025. The increase in the fourth quarter of 2025 was primarily driven by an increase in asset valuations within the quarter, coupled with an increase in brokerage revenue related to higher transactional business. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue totaled $22.6 million in the fourth quarter of 2025, compared to $24.5 million in the third quarter of 2025. The decrease in the fourth quarter of 2025 was primarily attributed to lower production revenue. For more information regarding mortgage banking revenue, see Table 16 in this report.

The Company recognized approximately $1.5 million in net gains on investment securities in the fourth quarter of 2025 compared to approximately $3.0 million in net gains in the third quarter of 2025. The net gains in the fourth quarter of 2025 were primarily the result of unrealized gains on the Company’s equity investment securities with a readily determinable fair value.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Non-interest expense totaled $384.5 million in the fourth quarter of 2025, increasing $4.5 million, compared to $380.0 million in the third quarter of 2025. Non-interest expense, as a percent of average assets, decreased two basis points in the fourth quarter of 2025 to 2.19%.

Salaries and employee benefits expense increased by approximately $2.9 million in the fourth quarter of 2025, compared to the third quarter of 2025. This was primarily driven by an increased level of health insurance claims in the fourth quarter of 2025.

The Company recorded net OREO expense of $2.2 million in the fourth quarter of 2025, compared to net OREO expense of $262,000 in the third quarter of 2025. The primary diver of the increase in the fourth quarter can be attributed to valuation adjustments. Net OREO expenses include all costs associated with obtaining, maintaining and selling other real estate owned properties as well as valuation adjustments.

Advertising and marketing expenses in the fourth quarter of 2025 totaled $13.8 million, which was a $5.2 million decrease as compared to the third quarter of 2025. The decrease in the current quarter relates primarily to lower sports sponsorships. Marketing costs are incurred to promote the Company’s brand, commercial banking capabilities and the Company’s various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company’s non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors. Generally, these expenses are elevated in the second and third quarters of each year.

Travel and entertainment expense increased approximately $1.9 million in the fourth quarter of 2025, compared to the third quarter of 2025. The increase is primarily attributed to seasonal corporate events that occur in the fourth quarter.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $79.2 million in the fourth quarter of 2025 compared to $79.8 million in the third quarter of 2025. The effective tax rates were 26.2% in the fourth quarter of 2025 compared to 27.0% in the third quarter of 2025. The effective tax rates were impacted by an overall lower level of provision for state income tax expense in the comparable periods.

BUSINESS SUMMARY

Community Banking

Through community banking, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2025, community banking increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $22.6 million for the fourth quarter of 2025, an decrease of $1.8 million compared to the third quarter of 2025. See Table 16 for more detail. Service charges on deposit accounts totaled $20.4 million in the fourth quarter of 2025 as compared to $19.8 million in the third quarter of 2025. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of December 31, 2025 indicating momentum for expected continued loan growth in the first quarter of 2026.

Specialty Finance

Through specialty finance, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were $5.4 billion during the fourth quarter of 2025. Average balances decreased by $61.2 million, as compared to the third quarter of 2025. The Company’s leasing divisions’ portfolio balances increased in the fourth quarter of 2025, with capital leases, loans, and equipment on operating leases of $2.9 billion, $1.2 billion, and $360.6 million as of December 31, 2025, respectively, compared to $2.8 billion, $1.2 billion, and $301.0 million as of September 30, 2025, respectively. Revenues from the Company’s out-sourced administrative services business were $1.4 million in the fourth quarter of 2025, which was relatively stable compared to the third quarter of 2025.

Wealth Management

Through wealth management, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. Wealth management revenue totaled $39.4 million in the fourth quarter of 2025, an increase as compared to the third quarter of 2025. At December 31, 2025, the Company’s wealth management subsidiaries had approximately $56.1 billion of assets under administration, which included $9.6 billion of assets owned by the Company and its subsidiary banks.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the fourth quarter of 2025, as compared to the third quarter of 2025 (sequential quarter) and fourth quarter of 2024 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 3rd Quarter 2025		% or basis point (bp) change from 4th Quarter 2024
	Three Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Net income	$223,024	$216,254	$185,362	3%		20%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	329,811	317,809	270,060	4		22
Net income per common share – Diluted	3.15	2.78	2.63	13		20
Cash dividends declared per common share	0.50	0.50	0.45	—		11
Net revenue (3)	714,264	697,837	638,599	2		12
Net interest income	583,874	567,010	525,148	3		11
Net interest margin	3.52%	3.48%	3.49%	4	bps	3	bps
Net interest margin – fully taxable-equivalent (non-GAAP)(2)	3.54	3.50	3.51	4		3
Net overhead ratio (4)	1.45	1.45	1.60	—		(15)
Return on average assets	1.27	1.26	1.16	1		11
Return on average common equity	12.63	11.58	11.82	105		81
Return on average tangible common equity (non-GAAP) (2)	14.83	13.74	14.29	109		54
At end of period
Total assets	$71,142,046	$69,629,638	$64,879,668	9%		10%
Total loans (5)	53,105,101	52,063,482	48,055,037	8		11
Total deposits	57,717,191	56,711,381	52,512,349	7		10
Total shareholders’ equity	7,258,715	7,045,757	6,344,297	12		14
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Selected Financial Condition Data (at end of period):
Total assets	$71,142,046	$69,629,638	$68,983,318	$65,870,066	$64,879,668
Total loans (1)	53,105,101	52,063,482	51,041,679	48,708,390	48,055,037
Total deposits	57,717,191	56,711,381	55,816,811	53,570,038	52,512,349
Total shareholders’ equity	7,258,715	7,045,757	7,225,696	6,600,537	6,344,297
Selected Statements of Income Data:
Net interest income	$583,874	$567,010	$546,694	$526,474	$525,148	$2,224,052	$1,962,535
Net revenue (2)	714,264	697,837	670,783	643,108	638,599	2,725,992	2,450,860
Net income	223,024	216,254	195,527	189,039	185,362	823,844	695,045
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	329,811	317,809	289,322	277,018	270,060	1,213,960	1,048,136
Net income per common share – Basic	3.21	2.82	2.82	2.73	2.68	11.57	10.47
Net income per common share – Diluted	3.15	2.78	2.78	2.69	2.63	11.40	10.31
Cash dividends declared per common share	0.50	0.50	0.50	0.50	0.45	2.00	1.80
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.52%	3.48%	3.52%	3.54%	3.49%	3.52%	3.51%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.54	3.50	3.54	3.56	3.51	3.53	3.53
Non-interest income to average assets	0.74	0.76	0.76	0.74	0.71	0.75	0.82
Non-interest expense to average assets	2.19	2.21	2.32	2.32	2.31	2.26	2.36
Net overhead ratio (4)	1.45	1.45	1.57	1.58	1.60	1.51	1.54
Return on average assets	1.27	1.26	1.19	1.20	1.16	1.23	1.17
Return on average common equity	12.63	11.58	12.07	12.21	11.82	12.13	12.32
Return on average tangible common equity (non-GAAP) (3)	14.83	13.74	14.44	14.72	14.29	14.43	14.58
Average total assets	$69,492,268	$68,303,036	$65,840,345	$64,107,042	$63,594,105	$66,954,172	$59,416,909
Average total shareholders’ equity	7,166,608	6,955,543	6,862,040	6,460,941	6,418,403	6,863,474	5,826,940
Average loans to average deposits ratio	92.4%	92.5%	93.0%	92.3%	91.9%	92.6%	93.8%
Period-end loans to deposits ratio	92.0	91.8	91.4	90.9	91.5
Common Share Data at end of period:
Market price per common share	$139.82	$132.44	$123.98	$112.46	$124.71
Book value per common share	102.03	98.87	95.43	92.47	89.21
Tangible book value per common share (non-GAAP) (3)	88.66	85.39	81.86	78.83	75.39
Common shares outstanding	66,974,913	66,961,209	66,937,732	66,919,325	66,495,227
Other Data at end of period:
Common equity to assets ratio	9.6%	9.5%	9.3%	9.4%	9.1%
Tangible common equity ratio (non-GAAP) (3)	8.5	8.3	8.0	8.1	7.8
Tier 1 leverage ratio (5)	9.7	9.5	10.2	9.6	9.4
Risk-based capital ratios:
Tier 1 capital ratio (5)	11.0	10.9	11.5	10.8	10.7
Common equity tier 1 capital ratio (5)	10.3	10.2	10.0	10.1	9.9
Total capital ratio (5)	12.4	12.4	13.0	12.5	12.3
Allowance for credit losses (6)	$460,465	$454,586	$457,461	$448,387	$437,060
Allowance for loan and unfunded lending-related commitment losses to total loans	0.87%	0.87%	0.90%	0.92%	0.91%
Number of:
Bank subsidiaries	16	16	16	16	16
Banking offices	209	208	208	208	205
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$467,874	$565,406	$695,501	$616,216	$452,017
Federal funds sold and securities purchased under resale agreements	64	63	63	63	6,519
Interest-bearing deposits with banks	3,180,553	3,422,452	4,569,618	4,238,237	4,409,753
Available-for-sale securities, at fair value	6,236,263	5,274,124	4,885,715	4,220,305	4,141,482
Held-to-maturity securities, at amortized cost	3,343,905	3,438,406	3,502,186	3,564,490	3,613,263
Trading account securities	—	—	—	—	4,072
Equity securities with readily determinable fair value	63,770	63,445	273,722	270,442	215,412
Federal Home Loan Bank and Federal Reserve Bank stock	291,881	282,755	282,087	281,893	281,407
Brokerage customer receivables	—	—	—	—	18,102
Mortgage loans held-for-sale, at fair value	340,745	333,883	299,606	316,804	331,261
Loans, net of unearned income	53,105,101	52,063,482	51,041,679	48,708,390	48,055,037
Allowance for loan losses	(379,283)	(386,622)	(391,654)	(378,207)	(364,017)
Net loans	52,725,818	51,676,860	50,650,025	48,330,183	47,691,020
Premises, software and equipment, net	781,611	775,425	776,324	776,679	779,130
Lease investments, net	360,646	301,000	289,768	280,472	278,264
Accrued interest receivable and other assets	1,617,682	1,614,674	1,610,025	1,598,255	1,739,334
Receivable on unsettled securities sales	835,275	978,209	240,039	463,023	—
Goodwill	797,960	797,639	798,144	796,932	796,942
Other acquisition-related intangible assets	97,999	105,297	110,495	116,072	121,690
Total assets	$71,142,046	$69,629,638	$68,983,318	$65,870,066	$64,879,668
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$11,423,701	$10,952,146	$10,877,166	$11,201,859	$11,410,018
Interest-bearing	46,293,490	45,759,235	44,939,645	42,368,179	41,102,331
Total deposits	57,717,191	56,711,381	55,816,811	53,570,038	52,512,349
Federal Home Loan Bank advances	3,451,309	3,151,309	3,151,309	3,151,309	3,151,309
Other borrowings	477,966	579,328	625,392	529,269	534,803
Subordinated notes	298,636	298,536	298,458	298,360	298,283
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Payable on unsettled securities purchases	—	—	39,105	—	—
Accrued interest payable and other liabilities	1,684,663	1,589,761	1,572,981	1,466,987	1,785,061
Total liabilities	63,883,331	62,583,881	61,757,622	59,269,529	58,535,371
Shareholders’ Equity:
Preferred stock	425,000	425,000	837,500	412,500	412,500
Common stock	67,062	67,042	67,025	67,007	66,560
Surplus	2,534,024	2,521,306	2,495,637	2,494,347	2,482,561
Treasury stock	(9,156)	(9,150)	(9,156)	(9,156)	(6,153)
Retained earnings	4,537,539	4,356,367	4,200,923	4,045,854	3,897,164
Accumulated other comprehensive loss	(295,754)	(314,808)	(366,233)	(410,015)	(508,335)
Total shareholders’ equity	7,258,715	7,045,757	7,225,696	6,600,537	6,344,297
Total liabilities and shareholders’ equity	$71,142,046	$69,629,638	$68,983,318	$65,870,066	$64,879,668

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Interest income
Interest and fees on loans	$822,494	$832,140	$797,997	$768,362	$789,038	$3,220,993	$3,043,354
Mortgage loans held-for-sale	5,607	4,757	4,872	4,246	5,623	19,482	21,436
Interest-bearing deposits with banks	27,190	34,992	34,317	36,766	46,256	133,265	115,253
Federal funds sold and securities purchased under resale agreements	77	75	276	179	53	607	366
Investment securities	95,461	86,426	78,053	72,016	67,066	331,956	276,115
Trading account securities	—	—	—	11	6	11	48
Federal Home Loan Bank and Federal Reserve Bank stock	5,497	5,444	5,393	5,307	5,157	21,641	20,060
Brokerage customer receivables	—	—	—	78	302	78	965
Total interest income	956,326	963,834	920,908	886,965	913,501	3,728,033	3,477,597
Interest expense
Interest on deposits	332,178	355,846	333,470	320,233	346,388	1,341,727	1,343,642
Interest on Federal Home Loan Bank advances	26,408	26,007	25,724	25,441	26,050	103,580	99,149
Interest on other borrowings	5,956	6,887	6,957	6,792	7,519	26,592	34,480
Interest on subordinated notes	3,737	3,717	3,735	3,714	3,733	14,903	18,117
Interest on junior subordinated debentures	4,173	4,367	4,328	4,311	4,663	17,179	19,674
Total interest expense	372,452	396,824	374,214	360,491	388,353	1,503,981	1,515,062
Net interest income	583,874	567,010	546,694	526,474	525,148	2,224,052	1,962,535
Provision for credit losses	27,588	21,768	22,234	23,963	16,979	95,553	101,047
Net interest income after provision for credit losses	556,286	545,242	524,460	502,511	508,169	2,128,499	1,861,488
Non-interest income
Wealth management	39,365	37,188	36,821	34,042	38,775	147,416	146,227
Mortgage banking	22,625	24,451	23,170	20,529	20,452	90,775	93,213
Service charges on deposit accounts	20,402	19,825	19,502	19,362	18,864	79,091	65,651
Gains (losses) on investment securities, net	1,505	2,972	650	3,196	(2,835)	8,323	(2,602)
Fees from covered call options	5,992	5,619	5,624	3,446	2,305	20,681	10,196
Trading (losses) gains, net	(257)	172	151	(64)	(113)	2	504
Operating lease income, net	16,365	15,466	15,166	15,287	15,327	62,284	58,710
Other	24,393	25,134	23,005	20,836	20,676	93,368	116,426
Total non-interest income	130,390	130,827	124,089	116,634	113,451	501,940	488,325
Non-interest expense
Salaries and employee benefits	222,557	219,668	219,541	211,526	212,133	873,292	817,108
Software and equipment	36,096	35,027	36,522	34,717	34,258	142,362	122,794
Operating lease equipment	11,034	10,409	10,757	10,471	10,263	42,671	42,298
Occupancy, net	20,105	20,809	20,228	20,778	20,597	81,920	79,213
Data processing	11,809	11,329	12,110	11,274	10,957	46,522	39,736
Advertising and marketing	13,792	19,027	18,761	12,272	13,097	63,852	61,812
Professional fees	8,280	7,465	9,243	9,044	11,334	34,032	40,637
Amortization of other acquisition-related intangible assets	4,999	5,196	5,580	5,618	5,773	21,393	12,095
FDIC insurance	10,562	11,418	10,971	10,926	10,640	43,877	46,118
Other real estate owned (“OREO”) expenses, net	2,162	262	505	643	397	3,572	(408)
Other	43,057	39,418	37,243	38,821	39,090	158,539	141,321
Total non-interest expense	384,453	380,028	381,461	366,090	368,539	1,512,032	1,402,724
Income before taxes	302,223	296,041	267,088	253,055	253,081	1,118,407	947,089
Income tax expense	79,199	79,787	71,561	64,016	67,719	294,563	252,044
Net income	$223,024	$216,254	$195,527	$189,039	$185,362	$823,844	$695,045
Preferred stock dividends	8,367	13,295	6,991	6,991	6,991	35,644	27,964
Preferred stock redemption	—	14,046	—	—	—	14,046	—
Net income applicable to common shares	$214,657	$188,913	$188,536	$182,048	$178,371	$774,154	$667,081
Net income per common share - Basic	$3.21	$2.82	$2.82	$2.73	$2.68	$11.57	$10.47
Net income per common share - Diluted	$3.15	$2.78	$2.78	$2.69	$2.63	$11.40	$10.31
Cash dividends declared per common share	$0.50	$0.50	$0.50	$0.50	$0.45	$2.00	$1.80
Weighted average common shares outstanding	66,970	66,952	66,931	66,726	66,491	66,896	63,685
Dilutive potential common shares	1,143	1,028	888	923	1,233	998	1,016
Average common shares and dilutive common shares	68,113	67,980	67,819	67,649	67,724	67,894	64,701

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2025 (2)	Dec 31, 2024
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$217,136	$211,360	$192,633	$181,580	$189,774	11%	14%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	123,609	122,523	106,973	135,224	141,487	4	(13)
Total mortgage loans held-for-sale	$340,745	$333,883	$299,606	$316,804	$331,261	8%	3%

Core loans:
Commercial
Commercial and industrial	$7,267,505	$7,135,083	$7,028,247	$6,871,206	$6,867,422	7%	6%
Asset-based lending	1,512,888	1,588,522	1,663,693	1,701,962	1,611,001	(19)	(6)
Municipal	868,958	804,986	771,785	798,646	826,653	32	5
Leases	2,921,366	2,834,563	2,757,331	2,680,943	2,537,325	12	15
Commercial real estate
Residential construction	54,753	60,923	59,027	55,849	48,617	(40)	13
Commercial construction	2,013,244	2,273,545	2,165,263	2,086,797	2,065,775	(45)	(3)
Land	341,585	323,685	304,827	306,235	319,689	22	7
Office	1,688,614	1,578,208	1,601,208	1,641,555	1,656,109	28	2
Industrial	3,167,768	2,912,547	2,824,889	2,677,555	2,628,576	35	21
Retail	1,436,252	1,478,861	1,452,351	1,402,837	1,374,655	(11)	4
Multi-family	3,445,507	3,306,597	3,200,578	3,091,314	3,125,505	17	10
Mixed use and other	1,793,013	1,684,841	1,683,867	1,652,759	1,685,018	25	6
Home equity	480,525	484,202	466,815	455,683	445,028	(3)	8
Residential real estate
Residential real estate loans for investment	4,171,439	4,019,046	3,814,715	3,561,417	3,456,009	15	21
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	84,706	75,088	80,800	86,952	114,985	51	(26)
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	61,087	49,736	53,267	36,790	41,771	91	46
Total core loans	$31,309,210	$30,610,433	$29,928,663	$29,108,500	$28,804,138	9%	9%

Niche loans:
Commercial
Franchise	$1,298,493	$1,298,140	$1,286,265	$1,262,555	$1,268,521	0%	2%
Mortgage warehouse lines of credit	1,515,003	1,204,661	1,232,530	1,019,543	893,854	102	69
Community Advantage - homeowners association	532,027	537,696	526,595	525,492	525,446	(4)	1
Insurance agency lending	1,128,446	1,140,691	1,120,985	1,070,979	1,044,329	(4)	8
Premium Finance receivables
U.S. property & casualty insurance	7,308,054	7,502,901	7,378,340	6,486,663	6,447,625	(10)	13
Canada property & casualty insurance	875,362	863,391	944,836	753,199	824,417	6	6
Life insurance	9,023,642	8,758,553	8,506,960	8,365,140	8,147,145	12	11
Consumer and other	114,864	147,016	116,505	116,319	99,562	(87)	15
Total niche loans	$21,795,891	$21,453,049	$21,113,016	$19,599,890	$19,250,899	6%	13%

Total loans, net of unearned income	$53,105,101	$52,063,482	$51,041,679	$48,708,390	$48,055,037	8%	11%
(1)NM - Not Meaningful.
(2)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2025 (1)	Dec 31, 2024
Balance:
Non-interest-bearing	$11,423,701	$10,952,146	$10,877,166	$11,201,859	$11,410,018	17%	0%
NOW and interest-bearing demand deposits	6,233,753	6,710,919	6,795,725	6,340,168	5,865,546	(28)	6
Wealth management deposits (2)	1,907,647	1,600,735	1,595,764	1,408,790	1,469,064	76	30
Money market	21,368,924	20,270,382	19,556,041	18,074,733	17,975,191	22	19
Savings	6,905,216	6,758,743	6,659,419	6,576,251	6,372,499	9	8
Time certificates of deposit	9,877,950	10,418,456	10,332,696	9,968,237	9,420,031	(21)	5
Total deposits	$57,717,191	$56,711,381	$55,816,811	$53,570,038	$52,512,349	7%	10%
Mix:
Non-interest-bearing	20%	19%	19%	21%	22%
NOW and interest-bearing demand deposits	11	12	12	12	11
Wealth management deposits (2)	3	3	3	3	3
Money market	37	36	35	34	34
Savings	12	12	12	12	12
Time certificates of deposit	17	18	19	18	18
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of December 31, 2025

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$3,392,722	3.81%
4-6 months	2,625,175	3.42
7-9 months	2,834,840	3.46
10-12 months	590,301	3.41
13-18 months	289,020	3.07
19-24 months	72,535	2.73
24+ months	73,357	2.77
Total	$9,877,950	3.54%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2025	2025	2025	2025	2024
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,842,829	$3,276,683	$3,308,199	$3,520,048	$3,934,016
Investment securities (2)	10,084,138	9,377,930	8,801,560	8,409,735	8,090,271
FHLB and FRB stock (3)	284,643	282,338	282,001	281,702	271,825
Liquidity management assets (4)	$13,211,610	$12,936,951	$12,391,760	$12,211,485	$12,296,112
Other earning assets (4) (5)	—	—	—	13,140	20,528
Mortgage loans held-for-sale	357,672	295,365	310,534	286,710	378,707
Loans, net of unearned income (4) (6)	52,193,637	51,403,566	49,517,635	47,833,380	47,153,014
Total earning assets (4)	$65,762,919	$64,635,882	$62,219,929	$60,344,715	$59,848,361
Allowance for loan and investment security losses	(404,075)	(410,681)	(398,685)	(375,371)	(367,238)
Cash and due from banks	517,616	495,292	478,707	476,423	470,033
Other assets	3,615,808	3,582,543	3,540,394	3,661,275	3,642,949
Total assets	$69,492,268	$68,303,036	$65,840,345	$64,107,042	$63,594,105

NOW and interest-bearing demand deposits	$6,133,333	$6,687,292	$6,423,050	$6,046,189	$5,601,672
Wealth management deposits	1,925,808	1,604,142	1,552,989	1,574,480	1,430,163
Money market accounts	20,475,659	19,431,021	18,184,754	17,581,141	17,579,395
Savings accounts	6,814,263	6,723,325	6,578,698	6,479,444	6,288,727
Time deposits	10,045,136	10,319,719	9,841,702	9,406,126	9,702,948
Interest-bearing deposits	$45,394,199	$44,765,499	$42,581,193	$41,087,380	$40,602,905
FHLB advances (3)	3,203,483	3,151,310	3,151,310	3,151,309	3,160,658
Other borrowings	547,507	614,892	593,657	582,139	577,786
Subordinated notes	298,576	298,481	298,398	298,306	298,225
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$49,697,331	$49,083,748	$46,878,124	$45,372,700	$44,893,140
Non-interest-bearing deposits	11,080,254	10,791,709	10,643,798	10,732,156	10,718,738
Other liabilities	1,548,075	1,472,036	1,456,383	1,541,245	1,563,824
Equity	7,166,608	6,955,543	6,862,040	6,460,941	6,418,403
Total liabilities and shareholders’ equity	$69,492,268	$68,303,036	$65,840,345	$64,107,042	$63,594,105

Net free funds/contribution (7)	$16,065,588	$15,552,134	$15,341,805	$14,972,015	$14,955,221
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2025	2025	2025	2025	2024
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$27,267	$35,067	$34,593	$36,945	$46,308
Investment securities	96,122	87,101	78,733	72,706	67,783
FHLB and FRB stock (1)	5,497	5,444	5,393	5,307	5,157
Liquidity management assets (2)	$128,886	$127,612	$118,719	$114,958	$119,248
Other earning assets (2)	—	—	—	92	310
Mortgage loans held-for-sale	5,607	4,757	4,872	4,246	5,623
Loans, net of unearned income (2)	824,628	834,294	800,197	770,568	791,390
Total interest income	$959,121	$966,663	$923,788	$889,864	$916,571

Interest expense:
NOW and interest-bearing demand deposits	$31,681	$40,448	$37,517	$33,600	$31,695
Wealth management deposits	10,011	8,415	8,182	8,606	9,412
Money market accounts	163,585	169,831	155,890	146,374	159,945
Savings accounts	34,371	38,844	37,637	35,923	38,402
Time deposits	92,530	98,308	94,244	95,730	106,934
Interest-bearing deposits	$332,178	$355,846	$333,470	$320,233	$346,388
FHLB advances (1)	26,408	26,007	25,724	25,441	26,050
Other borrowings	5,956	6,887	6,957	6,792	7,519
Subordinated notes	3,737	3,717	3,735	3,714	3,733
Junior subordinated debentures	4,173	4,367	4,328	4,311	4,663
Total interest expense	$372,452	$396,824	$374,214	$360,491	$388,353

Less: Fully taxable-equivalent adjustment	(2,795)	(2,829)	(2,880)	(2,899)	(3,070)
Net interest income (GAAP) (3)	583,874	567,010	546,694	526,474	525,148
Fully taxable-equivalent adjustment	2,795	2,829	2,880	2,899	3,070
Net interest income, fully taxable-equivalent (non-GAAP) (3)	$586,669	$569,839	$549,574	$529,373	$528,218
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	3.81%	4.25%	4.19%	4.26%	4.68%
Investment securities	3.78	3.68	3.59	3.51	3.33
FHLB and FRB stock (1)	7.66	7.65	7.67	7.64	7.55
Liquidity management assets	3.87%	3.91%	3.84%	3.82%	3.86%
Other earning assets	—	—	—	2.84	6.01
Mortgage loans held-for-sale	6.22	6.39	6.29	6.01	5.91
Loans, net of unearned income	6.27	6.44	6.48	6.53	6.68
Total earning assets	5.79%	5.93%	5.96%	5.98%	6.09%

Rate paid on:
NOW and interest-bearing demand deposits	2.05%	2.40%	2.34%	2.25%	2.25%
Wealth management deposits	2.06	2.08	2.11	2.22	2.62
Money market accounts	3.17	3.47	3.44	3.38	3.62
Savings accounts	2.00	2.29	2.29	2.25	2.43
Time deposits	3.65	3.78	3.84	4.13	4.38
Interest-bearing deposits	2.90%	3.15%	3.14%	3.16%	3.39%
FHLB advances	3.27	3.27	3.27	3.27	3.28
Other borrowings	4.32	4.44	4.70	4.73	5.18
Subordinated notes	4.97	4.94	5.02	5.05	4.98
Junior subordinated debentures	6.53	6.83	6.85	6.90	7.32
Total interest-bearing liabilities	2.97%	3.21%	3.20%	3.22%	3.44%

Interest rate spread (2) (3)	2.82%	2.72%	2.76%	2.76%	2.65%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (4)	0.72	0.78	0.78	0.80	0.86
Net interest margin (GAAP) (3)	3.52%	3.48%	3.52%	3.54%	3.49%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (3)	3.54%	3.50%	3.54%	3.56%	3.51%
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for twelve months ended,		Interest for twelve months ended,		Yield/Rate for twelve months ended,
(Dollars in thousands)	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,235,193	$2,276,818	$133,872	$115,618	4.14%	5.08%
Investment securities (2)	9,173,502	8,229,846	334,662	278,617	3.65	3.39
FHLB and FRB stock (3)	282,678	255,018	21,641	20,060	7.66	7.87
Liquidity management assets (4) (5)	$12,691,373	$10,761,682	$490,175	$414,295	3.86%	3.85%
Other earning assets (4) (5) (6)	3,240	17,113	92	1,025	2.84	5.99
Mortgage loans held-for-sale	312,718	348,278	19,482	21,436	6.23	6.15
Loans, net of unearned income (4) (5) (7)	50,252,196	44,765,445	3,229,687	3,052,731	6.43	6.82
Total earning assets (5)	$63,259,527	$55,892,518	$3,739,436	$3,489,487	5.91%	6.24%
Allowance for loan and investment security losses	(397,318)	(368,342)
Cash and due from banks	492,131	455,708
Other assets	3,599,832	3,437,025
Total assets	$66,954,172	$59,416,909

NOW and interest-bearing demand deposits	$6,323,704	$5,360,630	$143,246	$130,281	2.27%	2.43%
Wealth management deposits	1,665,152	1,458,404	35,214	40,324	2.11	2.76
Money market accounts	18,927,479	15,946,363	635,680	620,411	3.36	3.89
Savings accounts	6,650,054	6,015,085	146,775	161,429	2.21	2.68
Time deposits	9,906,063	8,753,848	380,812	391,197	3.84	4.47
Interest-bearing deposits	$43,472,452	$37,534,330	$1,341,727	$1,343,642	3.09%	3.58%
Federal Home Loan Bank advances	3,164,460	3,042,052	103,580	99,149	3.27	3.26
Other borrowings	584,537	603,868	26,592	34,480	4.55	5.71
Subordinated notes	298,441	360,802	14,903	18,117	4.99	5.02
Junior subordinated debentures	253,566	253,566	17,179	19,674	6.78	7.76
Total interest-bearing liabilities	$47,773,456	$41,794,618	$1,503,981	$1,515,062	3.15%	3.63%
Non-interest-bearing deposits	10,812,877	10,212,088
Other liabilities	1,504,365	1,583,263
Equity	6,863,474	5,826,940
Total liabilities and shareholders’ equity	$66,954,172	$59,416,909
Interest rate spread (5) (8)					2.76%	2.61%
Less: Fully taxable-equivalent adjustment			(11,403)	(11,890)	(0.01)	(0.02)
Net free funds/contribution (9)	$15,486,071	$14,097,900			0.77	0.92
Net interest income/margin (GAAP) (5)			$2,224,052	$1,962,535	3.52%	3.51%
Fully taxable-equivalent adjustment			11,403	11,890	0.01	0.02
Net interest income/margin, fully taxable-equivalent (non-GAAP) (5)			$2,235,455	$1,974,425	3.53%	3.53%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(5)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(6)Other earning assets include brokerage customer receivables and trading account securities.
(7)Loans, net of unearned income, include non-accrual loans.
(8)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(9)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2025	(1.6)%	(0.5)%	(0.5)%	(0.8)%
Sep 30, 2025	(2.3)	(0.8)	0.0	(0.4)
Jun 30, 2025	(1.5)	(0.4)	(0.2)	(1.2)
Mar 31, 2025	(1.8)	(0.6)	(0.2)	(1.2)
Dec 31, 2024	(1.6)	(0.6)	(0.3)	(1.5)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2025	(0.0)%	0.1%	(0.1)%	(0.2)%
Sep 30, 2025	(0.2)	(0.1)	0.1	(0.1)
Jun 30, 2025	0.0	0.0	(0.1)	(0.4)
Mar 31, 2025	0.2	0.2	(0.1)	(0.5)
Dec 31, 2024	(0.2)	(0.0)	0.0	(0.3)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. As the current interest rate cycle progressed, management took action to reposition its sensitivity to interest rates. To this end, management has executed various derivative instruments including collars, floors and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer-term fixed-rate loans. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of December 31, 2025	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$560,803	$3,901,475	$2,191,712	$18,490	$6,672,480
Variable rate	10,371,538	668	—	—	10,372,206
Total commercial	$10,932,341	$3,902,143	$2,191,712	$18,490	$17,044,686
Commercial real estate
Fixed rate	$836,428	$2,659,163	$364,215	$76,892	$3,936,698
Variable rate	9,992,879	11,094	65	—	10,004,038
Total commercial real estate	$10,829,307	$2,670,257	$364,280	$76,892	$13,940,736
Home equity
Fixed rate	$9,300	$685	$—	$11	$9,996
Variable rate	470,529	—	—	—	470,529
Total home equity	$479,829	$685	$—	$11	$480,525
Residential real estate
Fixed rate	$18,384	$4,719	$67,647	$1,057,910	$1,148,660
Variable rate	110,906	747,277	2,310,389	—	3,168,572
Total residential real estate	$129,290	$751,996	$2,378,036	$1,057,910	$4,317,232
Premium finance receivables - property & casualty
Fixed rate	$8,067,517	$115,899	$—	$—	$8,183,416
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$8,067,517	$115,899	$—	$—	$8,183,416
Premium finance receivables - life insurance
Fixed rate	$163,653	$116,520	$—	$—	$280,173
Variable rate	8,743,469	—	—	—	8,743,469
Total premium finance receivables - life insurance	$8,907,122	$116,520	$—	$—	$9,023,642
Consumer and other
Fixed rate	$27,834	$8,571	$934	$849	$38,188
Variable rate	76,676	—	—	—	76,676
Total consumer and other	$104,510	$8,571	$934	$849	$114,864

Total per category
Fixed rate	$9,683,919	$6,807,032	$2,624,508	$1,154,152	$20,269,611
Variable rate	29,765,997	759,039	2,310,454	—	32,835,490
Total loans, net of unearned income	$39,449,916	$7,566,071	$4,934,962	$1,154,152	$53,105,101
Less: Existing cash flow hedging derivatives (1)	(6,150,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$33,299,916

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$21,157,533
12- month CMT (3)					7,652,077
Prime					3,021,831
Fed Funds					684,626
Other U.S. Treasury tenors					182,079
Other					137,344
Total variable rate					$32,835,490
(1)Excludes cash flow hedges with future effective starting dates and those that have matured as of December 31, 2025. The $6.15 billion of cash flow hedging derivatives includes receive fixed swaps, collars and floors of which $5.2 billion were impacting the cash flows of loans indexed to one-month SOFR as of December 31, 2025.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

12M CMT
1M SOFR
PRIME
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
12/31/24
1/31/25
2/28/25
3/31/25
4/30/25
5/31/25
6/30/25
7/31/25
8/31/25
9/30/25
10/31/25
11/30/25
12/31/25

	12/31/2024	1/31/2025	2/28/2025	3/31/2025	4/30/2025	5/31/2025	6/30/2025	7/31/2025	8/31/2025	9/30/2025	10/31/2025	11/30/2025	12/31/2025
1M SOFR	4.33	4.31	4.32	4.32	4.32	4.32	4.32	4.35	4.27	4.13	4.00	3.86	3.69
12M CMT	4.16	4.17	4.08	4.03	3.85	4.11	3.96	4.10	3.83	3.68	3.70	3.61	3.48
Prime	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.25	7.00	7.00	6.75

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate, which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $18.5 billion tied to one-month SOFR and $7.7 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
Fourth Quarter 2025	(44)	bps	(20)	bps	(50)	bps
Third Quarter 2025	(19)		(28)		(25)
Second Quarter 2025	—		(7)		—
First Quarter 2025	(1)		(13)		—
Fourth Quarter 2024	(52)		18		(50)

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Allowance for credit losses at beginning of period	$454,586	$457,461	$448,387	$437,060	$436,193	$437,060	$427,612
Provision for credit losses - Other	27,588	21,768	22,234	23,963	16,979	95,553	85,500
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	—	—	—	—	—	15,547
Initial allowance for credit losses recognized on PCD assets acquired during the period	—	—	—	—	—	—	3,004
Other adjustments	71	(88)	180	4	(187)	167	(207)
Charge-offs:
Commercial	12,894	21,597	6,148	9,722	5,090	50,361	48,864
Commercial real estate	5,625	144	5,711	454	1,037	11,934	22,127
Home equity	—	27	111	—	—	138	74
Residential real estate	—	26	—	—	114	26	175
Premium finance receivables - property & casualty	8,354	6,860	6,346	7,114	13,301	28,674	37,515
Premium finance receivables - life insurance	—	18	—	12	—	30	4
Consumer and other	203	174	179	147	189	703	587
Total charge-offs	27,076	28,846	18,495	17,449	19,731	91,866	109,346
Recoveries:
Commercial	956	1,449	1,746	929	775	5,080	2,853
Commercial real estate	4	241	10	12	172	267	323
Home equity	28	104	30	216	194	378	359
Residential real estate	1	1	2	136	0	140	15
Premium finance receivables - property & casualty	4,275	2,459	3,335	3,487	2,646	13,556	11,259
Premium finance receivables - life insurance	—	—	—	—	—	—	54
Consumer and other	32	37	32	29	19	130	87
Total recoveries	5,296	4,291	5,155	4,809	3,806	19,551	14,950
Net charge-offs	(21,780)	(24,555)	(13,340)	(12,640)	(15,925)	(72,315)	(94,396)
Allowance for credit losses at period end	$460,465	$454,586	$457,461	$448,387	$437,060	$460,465	$437,060

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.29%	0.49%	0.11%	0.23%	0.11%	0.28%	0.33%
Commercial real estate	0.16	(0.00)	0.17	0.01	0.03	0.09	0.18
Home equity	(0.02)	(0.06)	0.07	(0.20)	(0.18)	(0.05)	(0.07)
Residential real estate	(0.00)	0.00	(0.00)	(0.02)	0.01	(0.00)	0.01
Premium finance receivables - property & casualty	0.20	0.20	0.16	0.20	0.59	0.19	0.37
Premium finance receivables - life insurance	—	0.00	—	0.00	—	0.00	(0.00)
Consumer and other	0.47	0.40	0.44	0.45	0.63	0.44	0.57
Total loans, net of unearned income	0.17%	0.19%	0.11%	0.11%	0.13%	0.14	0.21%

Loans at period end	$53,105,101	$52,063,482	$51,041,679	$48,708,390	$48,055,037
Allowance for loan losses as a percentage of loans at period end	0.71%	0.74%	0.77%	0.78%	0.76%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.87	0.87	0.90	0.92	0.91
PCD - Purchase Credit Deteriorated

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2025	2025	2025	2025	2024	2025	2024
Provision for loan losses - Other	$14,369	$19,610	$26,607	$26,826	$19,852	$87,412	$97,904
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	—	—	—	—	—	15,547
Provision for unfunded lending-related commitments losses - Other	13,354	2,160	(4,325)	(2,852)	(2,851)	8,337	(12,514)
Provision for held-to-maturity securities losses	(135)	(2)	(48)	(11)	(22)	(196)	110
Provision for credit losses	$27,588	$21,768	$22,234	$23,963	$16,979	$95,553	$101,047

Allowance for loan losses	$379,283	$386,622	$391,654	$378,207	$364,017
Allowance for unfunded lending-related commitments losses	80,922	67,569	65,409	69,734	72,586
Allowance for loan losses and unfunded lending-related commitments losses	460,205	454,191	457,063	447,941	436,603
Allowance for held-to-maturity securities losses	260	395	398	446	457
Allowance for credit losses	$460,465	$454,586	$457,461	$448,387	$437,060
PCD - Purchase Credit Deteriorated

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of December 31, 2025, September 30, 2025 and June 30, 2025.

	As of Dec 31, 2025			As of Sep 30, 2025			As of Jun 30, 2025
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial	$17,044,686	$178,545	1.05%	$16,544,342	$189,476	1.15%	$16,387,431	$194,568	1.19%
Commercial real estate:
Construction and development	2,409,582	93,106	3.86	2,658,153	78,765	2.96	2,529,117	75,936	3.00
Non-construction	11,531,154	153,827	1.33	10,961,054	151,712	1.38	10,762,893	148,422	1.38
Total commercial real estate	$13,940,736	$246,933	1.77%	$13,619,207	$230,477	1.69%	$13,292,010	$224,358	1.69%
Total commercial and commercial real estate	$30,985,422	$425,478	1.37%	$30,163,549	$419,953	1.39%	$29,679,441	$418,926	1.41%
Home equity	480,525	10,402	2.16	484,202	9,229	1.91	466,815	9,221	1.98
Residential real estate	4,317,232	12,519	0.29	4,143,870	12,013	0.29	3,948,782	11,455	0.29
Premium finance receivables - property & casualty	8,183,416	10,226	0.12	8,366,292	11,187	0.13	8,323,176	15,872	0.19
Premium finance receivables - life insurance	9,023,642	785	0.01	8,758,553	762	0.01	8,506,960	740	0.01
Consumer and other	114,864	795	0.69	147,016	1,047	0.71	116,505	849	0.73
Total loans, net of unearned income	$53,105,101	$460,205	0.87%	$52,063,482	$454,191	0.87%	$51,041,679	$457,063	0.90%

Total core loans (1)	$31,309,210	$412,714	1.32%	$30,610,433	$408,780	1.34%	$29,928,663	$409,826	1.37%
Total niche loans (1)	21,795,891	47,491	0.22	21,453,049	45,411	0.21	21,113,016	47,237	0.22
(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Loan Balances:
Commercial
Nonaccrual	$78,059	$66,577	$80,877	$70,560	$73,490
90+ days and still accruing	—	—	—	46	104
60-89 days past due	22,952	12,190	34,855	15,243	54,844
30-59 days past due	90,205	36,136	45,103	97,397	92,551
Current	16,853,470	16,429,439	16,226,596	15,748,080	15,353,562
Total commercial	$17,044,686	$16,544,342	$16,387,431	$15,931,326	$15,574,551
Commercial real estate
Nonaccrual	$25,147	$28,202	$32,828	$26,187	$21,042
90+ days and still accruing	—	—	—	—	—
60-89 days past due	19,529	14,119	11,257	6,995	10,521
30-59 days past due	65,601	83,055	51,173	83,653	30,766
Current	13,830,459	13,493,831	13,196,752	12,798,066	12,841,615
Total commercial real estate	$13,940,736	$13,619,207	$13,292,010	$12,914,901	$12,903,944
Home equity
Nonaccrual	$1,221	$1,295	$1,780	$2,070	$1,117
90+ days and still accruing	—	—	—	—	—
60-89 days past due	1,112	246	138	984	1,233
30-59 days past due	2,818	2,294	2,971	3,403	2,148
Current	475,374	480,367	461,926	449,226	440,530
Total home equity	$480,525	$484,202	$466,815	$455,683	$445,028
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$145,793	$124,824	$134,067	$123,742	$156,756
Nonaccrual	32,862	28,942	28,047	22,522	23,762
90+ days and still accruing	—	—	—	—	—
60-89 days past due	7,562	8,829	8,954	1,351	5,708
30-59 days past due	24,908	95	38	38,943	18,917
Current	4,106,107	3,981,180	3,777,676	3,498,601	3,407,622
Total residential real estate	$4,317,232	$4,143,870	$3,948,782	$3,685,159	$3,612,765
Premium finance receivables - property & casualty
Nonaccrual	$29,354	$24,512	$30,404	$29,846	$28,797
90+ days and still accruing	19,115	13,006	14,350	18,081	16,031
60-89 days past due	29,294	23,527	25,641	19,717	19,042
30-59 days past due	57,685	38,133	29,460	39,459	68,219
Current	8,047,968	8,267,114	8,223,321	7,132,759	7,139,953
Total Premium finance receivables - property & casualty	$8,183,416	$8,366,292	$8,323,176	$7,239,862	$7,272,042
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$—	$—	$6,431
90+ days and still accruing	—	—	327	2,962	—
60-89 days past due	13,887	34,016	11,202	10,587	72,963
30-59 days past due	22,806	34,506	34,403	29,924	36,405
Current	8,986,949	8,690,031	8,461,028	8,321,667	8,031,346
Total Premium finance receivables - life insurance	$9,023,642	$8,758,553	$8,506,960	$8,365,140	$8,147,145
Consumer and other
Nonaccrual	$8	$38	$41	$18	$2
90+ days and still accruing	42	60	184	98	47
60-89 days past due	466	49	61	162	59
30-59 days past due	643	159	175	542	882
Current	113,705	146,710	116,044	115,499	98,572
Total consumer and other	$114,864	$147,016	$116,505	$116,319	$99,562
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$145,793	$124,824	$134,067	$123,742	$156,756
Nonaccrual	166,651	149,566	173,977	151,203	154,641
90+ days and still accruing	19,157	13,066	14,861	21,187	16,182
60-89 days past due	94,802	92,976	92,108	55,039	164,370
30-59 days past due	264,666	194,378	163,323	293,321	249,888
Current	52,414,032	51,488,672	50,463,343	48,063,898	47,313,200
Total loans, net of unearned income	$53,105,101	$52,063,482	$51,041,679	$48,708,390	$48,055,037
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS (1)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$—	$46	$104
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	19,115	13,006	14,350	18,081	16,031
Premium finance receivables - life insurance	—	—	327	2,962	—
Consumer and other	42	60	184	98	47
Total loans past due greater than 90 days and still accruing	19,157	13,066	14,861	21,187	16,182
Non-accrual loans:
Commercial	78,059	66,577	80,877	70,560	73,490
Commercial real estate	25,147	28,202	32,828	26,187	21,042
Home equity	1,221	1,295	1,780	2,070	1,117
Residential real estate	32,862	28,942	28,047	22,522	23,762
Premium finance receivables - property & casualty	29,354	24,512	30,404	29,846	28,797
Premium finance receivables - life insurance	—	—	—	—	6,431
Consumer and other	8	38	41	18	2
Total non-accrual loans	166,651	149,566	173,977	151,203	154,641
Total non-performing loans:
Commercial	78,059	66,577	80,877	70,606	73,594
Commercial real estate	25,147	28,202	32,828	26,187	21,042
Home equity	1,221	1,295	1,780	2,070	1,117
Residential real estate	32,862	28,942	28,047	22,522	23,762
Premium finance receivables - property & casualty	48,469	37,518	44,754	47,927	44,828
Premium finance receivables - life insurance	—	—	327	2,962	6,431
Consumer and other	50	98	225	116	49
Total non-performing loans	$185,808	$162,632	$188,838	$172,390	$170,823
Other real estate owned	20,839	24,832	23,615	22,625	23,116
Total non-performing assets	$206,647	$187,464	$212,453	$195,015	$193,939
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.46%	0.40%	0.49%	0.44%	0.47%
Commercial real estate	0.18	0.21	0.25	0.20	0.16
Home equity	0.25	0.27	0.38	0.45	0.25
Residential real estate	0.76	0.70	0.71	0.61	0.66
Premium finance receivables - property & casualty	0.59	0.45	0.54	0.66	0.62
Premium finance receivables - life insurance	—	—	0.00	0.04	0.08
Consumer and other	0.04	0.07	0.19	0.10	0.05
Total loans, net of unearned income	0.35%	0.31%	0.37%	0.35%	0.36%
Total non-performing assets as a percentage of total assets	0.29%	0.27%	0.31%	0.30%	0.30%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	276.15%	303.67%	262.71%	296.25%	282.33%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2025	2025	2025	2025	2024	2025	2024

Balance at beginning of period	$162,632	$188,838	$172,390	$170,823	$179,687	$170,823	$139,030
Additions from becoming non-performing in the respective period	46,198	34,805	48,651	27,721	30,931	157,375	150,784
Additions from assets acquired in the respective period	—	—	—	—	—	—	189
Return to performing status	(2,937)	(3,399)	(6,896)	(1,207)	(1,108)	(14,439)	(2,872)
Payments received	(13,734)	(28,052)	(5,602)	(15,965)	(12,219)	(63,353)	(41,060)
Transfer to OREO or other assets	(286)	(348)	(2,247)	—	(17,897)	(2,881)	(29,903)
Charge-offs, net	(16,998)	(21,526)	(11,734)	(8,600)	(5,612)	(58,858)	(49,306)
Net change for premium finance receivables	10,933	(7,686)	(5,724)	(382)	(2,959)	(2,859)	3,961
Balance at end of period	$185,808	$162,632	$188,838	$172,390	$170,823	$185,808	$170,823

Other Real Estate Owned

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2025	2025	2025	2025	2024
Balance at beginning of period	$24,832	$23,615	$22,625	$23,116	$13,682
Disposals/resolved	(2,141)	—	—	—	(8,545)
Transfers in at fair value, less costs to sell	—	1,217	1,315	—	17,979
Fair value adjustments	(1,852)	—	(325)	(491)	—
Balance at end of period	$20,839	$24,832	$23,615	$22,625	$23,116

	Period End
(In thousands)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Balance by Property Type:	2025	2025	2025	2025	2024
Residential real estate	$—	$—	$—	$—	$—
Commercial real estate	20,839	24,832	23,615	22,625	23,116
Total	$20,839	$24,832	$23,615	$22,625	$23,116

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q4 2025 compared to Q3 2025		Q4 2025 compared to Q4 2024
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024	$ Change	% Change	$ Change	% Change
Brokerage	$5,384	$4,426	$4,212	$4,757	$5,328	$958	22%	$56	1%
Trust and asset management	33,981	32,762	32,609	29,285	33,447	1,219	4	534	2
Total wealth management	39,365	37,188	36,821	34,042	38,775	2,177	6	590	2
Mortgage banking	22,625	24,451	23,170	20,529	20,452	(1,826)	(7)	2,173	11
Service charges on deposit accounts	20,402	19,825	19,502	19,362	18,864	577	3	1,538	8
Gains (losses) on investment securities, net	1,505	2,972	650	3,196	(2,835)	(1,467)	(49)	4,340	NM
Fees from covered call options	5,992	5,619	5,624	3,446	2,305	373	7	3,687	NM
Trading (losses) gains, net	(257)	172	151	(64)	(113)	(429)	NM	(144)	NM
Operating lease income, net	16,365	15,466	15,166	15,287	15,327	899	6	1,038	7
Other:
Interest rate swap fees	4,664	3,909	3,010	2,269	3,360	755	19	1,304	39
BOLI	1,915	1,591	2,257	796	1,236	324	20	679	55
Administrative services	1,352	1,240	1,315	1,393	1,347	112	9	5	0
Foreign currency remeasurement gains (losses)	322	(416)	658	(183)	(682)	738	NM	1,004	NM
Changes in fair value on EBOs and loans held-for-investment	(1,702)	1,452	172	383	129	(3,154)	NM	(1,831)	NM
Early pay-offs of capital leases	581	519	400	768	514	62	12	67	13
Miscellaneous	17,261	16,839	15,193	15,410	14,772	422	3	2,489	17
Total Other	24,393	25,134	23,005	20,836	20,676	(741)	(3)	3,717	18
Total Non-Interest Income	$130,390	$130,827	$124,089	$116,634	$113,451	$(437)	0%	$16,939	15%

	Years Ended		2025 compared to 2024
	Dec 31,	Dec 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Brokerage	$18,779	$22,611	$(3,832)	(17)%
Trust and asset management	128,637	123,616	5,021	4
Total wealth management	147,416	146,227	1,189	1
Mortgage banking	90,775	93,213	(2,438)	(3)
Service charges on deposit accounts	79,091	65,651	13,440	20
Gains (losses) on investment securities, net	8,323	(2,602)	10,925	NM
Fees from covered call options	20,681	10,196	10,485	NM
Trading gains, net	2	504	(502)	(100)
Operating lease income, net	62,284	58,710	3,574	6
Other:
Interest rate swap fees	13,852	12,494	1,358	11
BOLI	6,559	5,755	804	14
Administrative services	5,300	5,336	(36)	(1)
Foreign currency remeasurement gains (losses)	381	(1,302)	1,683	NM
Changes in fair value on EBOs and loans held-for-investment	305	812	(507)	(62)
Early pay-offs of capital leases	2,268	1,869	399	21
Miscellaneous	64,703	91,462	(26,759)	(29)
Total Other	93,368	116,426	(23,058)	(20)
Total Non-Interest Income	$501,940	$488,325	$13,615	3%
NM - Not meaningful.
BOLI - Bank-owned life insurance.
EBO - Early buy-out.

TABLE 16: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Originations:
Retail originations	$589,139	$505,793	$523,759	$348,468	$483,424
Veterans First originations	208,054	137,600	157,787	111,985	176,914
Total originations for sale (A)	$797,193	$643,393	$681,546	$460,453	$660,338
Originations for investment	364,988	351,012	422,926	217,177	355,119
Total originations	$1,162,181	$994,405	$1,104,472	$677,630	$1,015,457
As a percentage of originations for sale:
Retail originations	74%	79%	77%	76%	73%
Veterans First originations	26	21	23	24	27
Purchases	52%	77%	74%	77%	65%
Refinances	48	23	26	23	35
Production Margin:
Production revenue (B) (1)	$10,878	$15,388	$13,380	$9,941	$6,993
Total originations for sale (A)	$797,193	$643,393	$681,546	$460,453	$660,338
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	122,804	307,932	163,664	197,297	103,946
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	307,932	163,664	197,297	103,946	272,072
Total mortgage production volume (C)	$612,065	$787,661	$647,913	$553,804	$492,212
Production margin (B / C)	1.78%	1.95%	2.07%	1.80%	1.42%
Mortgage Servicing:
Loans serviced for others (D)	$12,608,694	$12,524,131	$12,470,924	$12,402,352	$12,400,913
Mortgage Servicing Rights (“MSR”), at fair value (E)	195,023	190,938	193,061	196,307	203,788
Percentage of MSRs to loans serviced for others (E / D)	1.55%	1.52%	1.55%	1.58%	1.64%
Servicing income	$10,185	$10,112	$10,520	$10,611	$10,731
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$190,938	$193,061	$196,307	$203,788	$186,308
MSR - current period capitalization	9,150	5,829	6,336	4,669	10,010
MSR - collection of expected cash flows - paydowns	(1,550)	(1,554)	(1,516)	(1,590)	(1,463)
MSR - collection of expected cash flows - payoffs and repurchases	(6,250)	(4,050)	(4,100)	(3,046)	(4,315)
MSR - changes in fair value model assumptions	2,735	(2,348)	(3,966)	(7,514)	13,248
MSR Fair Value at end of period	$195,023	$190,938	$193,061	$196,307	$203,788
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$10,878	$15,388	$13,380	$9,941	$6,993
MSR - Current period capitalization	9,150	5,829	6,336	4,669	10,010
MSR - Collection of expected cash flows - paydowns	(1,550)	(1,554)	(1,516)	(1,590)	(1,463)
MSR - Collection of expected cash flows - payoffs and repurchases	(6,250)	(4,050)	(4,100)	(3,046)	(4,315)
Servicing Income	10,185	10,112	10,520	10,611	10,731
Other Revenue	(17)	(345)	(79)	(172)	(51)
Total operational mortgage banking revenue	$22,396	$25,380	$24,541	$20,413	$21,905
Fair Value:
MSR - changes in fair value model assumptions	$2,735	$(2,348)	$(3,966)	$(7,514)	$13,248
(Loss) gain on derivative contract held as an economic hedge, net	(2,425)	265	2,535	4,897	(11,452)
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	(81)	1,154	60	2,733	(3,249)
Total fair value mortgage banking revenue	$229	$(929)	$(1,371)	$116	$(1,453)
Total mortgage banking revenue	$22,625	$24,451	$23,170	$20,529	$20,452
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

	Years Ended
(Dollars in thousands)	Dec 31, 2025	Dec 31, 2024
Originations:
Retail originations	$1,967,159	$1,886,730
Veterans First originations	615,426	738,184
Total originations for sale (A)	$2,582,585	$2,624,914
Originations for investment	1,356,103	1,018,680
Total originations	$3,938,688	$3,643,594
As a percentage of originations for sale:
Retail originations	76%	72%
Veterans First originations	24	28
Purchases	68%	75%
Refinances	32	25
Production Margin:
Production revenue (B) (1)	$49,587	$48,531
Total originations for sale (A)	$2,582,585	$2,624,914
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	122,804	103,946
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	103,946	119,624
Total mortgage production volume (C)	$2,601,443	$2,609,236
Production margin (B / C)	1.91%	1.86%
Mortgage Servicing:
Loans serviced for others (D)	$12,608,694	$12,400,913
MSRs, at fair value (E)	195,023	203,788
Percentage of MSRs to loans serviced for others (E / D)	1.55%	1.64%
Servicing income	$41,428	$42,624
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$203,788	$192,456
MSR - current period capitalization	25,984	29,969
MSR - collection of expected cash flows - paydowns	(6,210)	(6,009)
MSR - collection of expected cash flows - payoffs and repurchases	(17,446)	(17,017)
MSR - changes in fair value model assumptions	(11,093)	4,389
MSR Fair Value at end of period	$195,023	$203,788
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$49,587	$48,531
MSR - Current period capitalization	25,984	29,969
MSR - Collection of expected cash flows - paydowns	(6,210)	(6,009)
MSR - Collection of expected cash flows - payoffs and repurchases	(17,446)	(17,017)
Servicing Income	41,428	42,624
Other Revenue	(613)	(97)
Total operational mortgage banking revenue	$92,730	$98,001
Fair Value:
MSR - changes in fair value model assumptions	$(11,093)	$4,389
Gain (loss) on derivative contract held as an economic hedge, net	5,272	(7,909)
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	3,866	(1,268)
Total fair value mortgage banking revenue	$(1,955)	$(4,788)
Total mortgage banking revenue	$90,775	$93,213
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q4 2025 compared to Q3 2025		Q4 2025 compared to Q4 2024
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2025	2025	2025	2025	2024	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$124,856	$124,623	$123,174	$123,917	$120,969	$233	0%	$3,887	3%
Commissions and incentive compensation	57,117	56,244	55,871	52,536	54,792	873	2	2,325	4
Benefits	40,584	38,801	40,496	35,073	36,372	1,783	5	4,212	12
Total salaries and employee benefits	222,557	219,668	219,541	211,526	212,133	2,889	1	10,424	5
Software and equipment	36,096	35,027	36,522	34,717	34,258	1,069	3	1,838	5
Operating lease equipment	11,034	10,409	10,757	10,471	10,263	625	6	771	8
Occupancy, net	20,105	20,809	20,228	20,778	20,597	(704)	(3)	(492)	(2)
Data processing	11,809	11,329	12,110	11,274	10,957	480	4	852	8
Advertising and marketing	13,792	19,027	18,761	12,272	13,097	(5,235)	(28)	695	5
Professional fees	8,280	7,465	9,243	9,044	11,334	815	11	(3,054)	(27)
Amortization of other acquisition-related intangible assets	4,999	5,196	5,580	5,618	5,773	(197)	(4)	(774)	(13)
FDIC insurance	11,061	11,418	10,971	10,926	10,640	(357)	(3)	421	4
FDIC insurance - special assessment	(499)	—	—	—	—	(499)	(100)	(499)	(100)
OREO expense, net	2,162	262	505	643	397	1,900	NM	1,765	NM
Other:
Lending expenses, net of deferred origination costs	6,367	6,169	4,869	5,866	6,448	198	3	(81)	(1)
Travel and entertainment	7,965	6,029	6,026	5,270	8,140	1,936	32	(175)	(2)
Miscellaneous	28,725	27,220	26,348	27,685	24,502	1,505	6	4,223	17
Total other	43,057	39,418	37,243	38,821	39,090	3,639	9	3,967	10
Total Non-Interest Expense	$384,453	$380,028	$381,461	$366,090	$368,539	$4,425	1%	$15,914	4%

	Years Ended		2025 compared to 2024
	Dec 31,	Dec 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits:
Salaries	$496,570	$465,972	$30,598	7%
Commissions and incentive compensation	221,768	215,519	6,249	3
Benefits	154,954	135,617	19,337	14
Total salaries and employee benefits	873,292	817,108	56,184	7
Software and equipment	142,362	122,794	19,568	16
Operating lease equipment	42,671	42,298	373	1
Occupancy, net	81,920	79,213	2,707	3
Data processing	46,522	39,736	6,786	17
Advertising and marketing	63,852	61,812	2,040	3
Professional fees	34,032	40,637	(6,605)	(16)
Amortization of other acquisition-related intangible assets	21,393	12,095	9,298	77
FDIC insurance	44,376	40,962	3,414	8
FDIC insurance - special assessment	(499)	5,156	(5,655)	NM
OREO expense, net	3,572	(408)	3,980	NM
Other:
Lending expenses, net of deferred origination costs	23,271	21,856	1,415	6
Travel and entertainment	25,290	23,441	1,849	8
Miscellaneous	109,978	96,024	13,954	15
Total other	158,539	141,321	17,218	12
Total Non-Interest Expense	$1,512,032	$1,402,724	$109,308	8%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis (“FTE”). In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2025	2025	2025	2025	2024	2025	2024
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$956,326	$963,834	$920,908	$886,965	$913,501	$3,728,033	$3,477,597
Taxable-equivalent adjustment:
- Loans	2,134	2,154	2,200	2,206	2,352	8,694	9,377
- Liquidity Management Assets	661	675	680	690	716	2,706	2,501
- Other Earning Assets	—	—	—	3	2	3	12
(B) Interest Income (non-GAAP)	$959,121	$966,663	$923,788	$889,864	$916,571	$3,739,436	$3,489,487
(C) Interest Expense (GAAP)	372,452	396,824	374,214	360,491	388,353	1,503,981	1,515,062
(D) Net Interest Income (GAAP) (A minus C)	583,874	567,010	546,694	526,474	525,148	2,224,052	1,962,535
(E) Net Interest Income (non-GAAP) (B minus C)	586,669	569,839	549,574	529,373	528,218	2,235,455	1,974,425
Net interest margin (GAAP)	3.52%	3.48%	3.52%	3.54%	3.49%	3.52%	3.51%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.54	3.50	3.54	3.56	3.51	3.53	3.53
(F) Non-interest income	$130,390	$130,827	$124,089	$116,634	$113,451	$501,940	$488,325
(G) Gains (losses) on investment securities, net	1,505	2,972	650	3,196	(2,835)	8,323	(2,602)
(H) Non-interest expense	384,453	380,028	381,461	366,090	368,539	1,512,032	1,402,724
Efficiency ratio (H/(D+F-G))	53.94%	54.69%	56.92%	57.21%	57.46%	55.64%	57.17%
Efficiency ratio (non-GAAP) (H/(E+F-G))	53.73	54.47	56.68	56.95	57.18	55.40	56.90

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2025	2025	2025	2025	2024	2025	2024
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$7,258,715	$7,045,757	$7,225,696	$6,600,537	$6,344,297
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(837,500)	(412,500)	(412,500)
Less: Acquisition-related intangible assets (GAAP)	(895,959)	(902,936)	(908,639)	(913,004)	(918,632)
(I) Total tangible common shareholders’ equity (non-GAAP)	$5,937,756	$5,717,821	$5,479,557	$5,275,033	$5,013,165
(J) Total assets (GAAP)	$71,142,046	$69,629,638	$68,983,318	$65,870,066	$64,879,668
Less: Acquisition-related intangible assets (GAAP)	(895,959)	(902,936)	(908,639)	(913,004)	(918,632)
(K) Total tangible assets (non-GAAP)	$70,246,087	$68,726,702	$68,074,679	$64,957,062	$63,961,036
Common equity to assets ratio (GAAP) (L/J)	9.6%	9.5%	9.3%	9.4%	9.1%
Tangible common equity ratio (non-GAAP) (I/K)	8.5	8.3	8.0	8.1	7.8

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$7,258,715	$7,045,757	$7,225,696	$6,600,537	$6,344,297
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(837,500)	(412,500)	(412,500)
(L) Total common equity	$6,833,715	$6,620,757	$6,388,196	$6,188,037	$5,931,797
(M) Actual common shares outstanding	66,975	66,961	66,938	66,919	66,495
Book value per common share (L/M)	$102.03	$98.87	$95.43	$92.47	$89.21
Tangible book value per common share (non-GAAP) (I/M)	88.66	85.39	81.86	78.83	75.39

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$214,657	$188,913	$188,536	$182,048	$178,371	$774,154	$667,081
Add: Acquisition-related intangible asset amortization	4,999	5,196	5,580	5,618	5,773	21,393	12,095
Less: Tax effect of acquisition-related intangible asset amortization	(1,310)	(1,403)	(1,495)	(1,421)	(1,547)	(5,626)	(3,217)
After-tax Acquisition-related intangible asset amortization	$3,689	$3,793	$4,085	$4,197	$4,226	$15,767	$8,878
(O) Tangible net income applicable to common shares (non-GAAP)	$218,346	$192,706	$192,621	$186,245	$182,597	$789,921	$675,959
Total average shareholders’ equity	$7,166,608	$6,955,543	$6,862,040	$6,460,941	$6,418,403	$6,863,474	$5,826,940
Less: Average preferred stock	(425,000)	(483,288)	(599,313)	(412,500)	(412,500)	(480,068)	(412,500)
(P) Total average common shareholders’ equity	$6,741,608	$6,472,255	$6,262,727	$6,048,441	$6,005,903	$6,383,406	$5,414,440
Less: Average acquisition-related intangible assets	(901,022)	(906,032)	(910,924)	(916,069)	(921,438)	(908,464)	(778,283)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$5,840,586	$5,566,223	$5,351,803	$5,132,372	$5,084,465	$5,474,942	$4,636,157
Return on average common equity, annualized (N/P)	12.63%	11.58%	12.07%	12.21%	11.82%	12.13%	12.32%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.83	13.74	14.44	14.72	14.29	14.43	14.58

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$302,223	$296,041	$267,088	$253,055	$253,081	$1,118,407	$947,089
Add: Provision for credit losses	27,588	21,768	22,234	23,963	16,979	95,553	101,047
Pre-tax income, excluding provision for credit losses (non-GAAP)	$329,811	$317,809	$289,322	$277,018	$270,060	$1,213,960	$1,048,136

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands, except per share data)	2025	2025	2025	2025	2024	2025	2024
Reconciliation of Non-GAAP Net Income per Common Share:
Net income	$223,024	$216,254	$195,527	$189,039	$185,362	$823,844	$695,045
Preferred stock dividends	8,367	13,295	6,991	6,991	6,991	35,644	27,964
Preferred stock redemption	—	14,046	—	—	—	14,046	—
(R) Net income applicable to common shares	$214,657	$188,913	$188,536	$182,048	$178,371	$774,154	$667,081
(S) Weighted average common shares outstanding	66,970	66,952	66,931	66,726	66,491	66,896	63,685
Dilutive potential common shares	1,143	1,028	888	923	1,233	998	1,016
(T) Average common shares and dilutive common shares	68,113	67,980	67,819	67,649	67,724	67,894	64,701
Net income per common share - Basic (R/S)	$3.21	$2.82	$2.82	$2.73	$2.68	$11.57	$10.47
Net income per common share - Diluted (R/T)	$3.15	$2.78	$2.78	$2.69	$2.63	$11.40	$10.31
Preferred stock series F excess one-time extended first dividend	$—	$4,927	$—	$—	$—	$4,927	$—
Preferred stock redemption	—	14,046	—	—	—	14,046	—
(U) Total non-recurring preferred stock offering impact (non-GAAP)	$—	$18,973	$—	$—	$—	$18,973	$—
Net income per common share - Basic (non-GAAP) (R+U)/S	$3.21	$3.11	$2.82	$2.73	$2.68	$11.86	$10.47
Net income per common share - Diluted (non-GAAP) (R+U)/T	$3.15	$3.06	$2.78	$2.69	$2.63	$11.68	$10.31

	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2023	2022	2021	2020	2019	2018	2017	2016	2015
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$5,399,526	$4,796,838	$4,498,688	$4,115,995	$3,691,250	$3,267,570	$2,976,939	$2,695,617	$2,352,274
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(125,000)	(125,000)	(125,000)	(251,257)	(251,287)
(V) Less: Intangible assets (GAAP)	(679,561)	(675,710)	(683,456)	(681,747)	(692,277)	(622,565)	(519,505)	(520,438)	(495,970)
(I) Total tangible common shareholders’ equity (non-GAAP)	$4,307,465	$3,708,628	$3,402,732	$3,021,748	$2,873,973	$2,520,005	$2,332,434	$1,923,922	$1,605,017
(M) Actual common shares outstanding	61,244	60,794	57,054	56,770	57,822	56,408	55,965	51,881	48,383
Book value per common share ((I-V)/M)	$81.43	$72.12	$71.62	$65.24	$61.68	$55.71	$50.96	$47.11	$43.42
Tangible book value per common share (non-GAAP) (I/M)	70.33	61.00	59.64	53.23	49.70	44.67	41.68	37.08	33.17

WINTRUST SUBSIDIARIES

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC) that operates bank retail locations in the greater Chicago, southern Wisconsin, west Michigan, northwest Indiana, and southwest Florida market areas. Its 16 community bank subsidiaries are: Barrington Bank & Trust Company, N.A., Beverly Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Lake Forest Bank & Trust Company, N.A., Libertyville Bank & Trust Company, N.A., Macatawa Bank, N.A., Northbrook Bank & Trust Company, N.A., Old Plank Trail Community Bank, N.A., Schaumburg Bank & Trust Company, N.A., St. Charles Bank & Trust Company, N.A., State Bank of The Lakes, N.A., Town Bank, N.A., Village Bank & Trust, N.A., Wheaton Bank & Trust Company, N.A., and Wintrust Bank, N.A.

Additionally, the Company operates various non-bank businesses:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States.
•Wintrust Investments, LLC provides a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2024 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;

•commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of tax legislation;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Wednesday, January 21, 2026 at 10:00 a.m. (CST) regarding fourth quarter and year-to-date 2025 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated December 31, 2025 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and year-to-date 2025 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.